UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 13, 2018

Date of Report (Date of earliest event reported)

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Hartford Plaza, Hartford, Connecticut 06155

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 547-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On March 13, 2018, The Hartford Financial Services Group, Inc. (the “Company”) commenced a proposed underwritten offering of its senior notes. The precise timing, size and terms of the offering are subject to market conditions and other factors.

The Company intends to use a portion of the net proceeds from this offering for the full repayment at maturity of its $320 million principal amount of its 6.300% senior notes due 2018 on March 15, 2018. The balance of the proceeds will be used for general corporate purposes.

In connection with the offering, the Company also announced that it expects to enter into an amendment to its existing credit agreement with certain financial institutions (the “Credit Agreement”) on or about the end of March 2018 (the “Proposed Amendment”).

The Proposed Amendment would reset the level of the Company’s minimum consolidated net worth financial covenant to $9 billion, from its current $13.5 billion, and will make certain other updates to the Credit Agreement. The Proposed Amendment will also provide for the automatic replacement of the Credit Agreement with an amended and restated credit agreement upon and subject to the occurrence of the closing of the sale of the Company’s life and annuity run off business (known as Talcott Resolution), which is expected to (i) decrease the aggregate principal amount of the facility from $1 billion to $750 million, (ii) change the maturity date to the date that is five years from the date of the Proposed Amendment, (iii) modify the liens covenant and certain other covenants therein and (iv) make other amendments and modifications to be agreed.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). The offering will be made only by means of a prospectus and related preliminary prospectus supplement, which may be obtained by visiting the SEC’s website at www.sec.gov. Alternatively, you may request these documents by calling the Company’s Investor Relations at 1-860-547-8691.

Safe Harbor Statement

Some of the statements in this Form 8-K, including those regarding the expected use of proceeds from the offering and the Company’s expectations with respect to the Proposed Amendment, should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Trends and Uncertainties” in The Hartford’s Annual Report on Form 10-K for the year ended Dec. 31, 2017, filed with the SEC on Feb. 23, 2018 and other filings The Hartford makes with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. (Registrant)

March 13, 2018	By:	/s/ Donald C. Hunt
	Name:	Donald C. Hunt
	Title:	Vice President and Corporate Secretary